UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/30/2007

Dekania Corp.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-33285

Delaware	84-1703721
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2929 Arch Street, Suite 1703
Philadelphia, Pennsylvania 19104
(Address of principal executive offices, including zip code)

215-701-9555
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

Dekania Corp. (the "Company") announced today that, commencing with the opening of trading on May 2, 2007, the common stock and warrants included in the Company's outstanding units will commence separate trading on the American Stock Exchange. Holders of these units may elect to trade the component shares of common stock and warrants separately. Those units not separated will continue to trade on the American Stock Exchange under the symbol DEK.U, and each of the common stock and warrants will trade on the American Stock Exchange under the symbols DEK and DEK.WS, respectively. The Company's press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(d) The exhibit furnished as part of this Current Report on Form 8-K is identified in the Exhibit Index immediately following the signature page of this report. Such Exhibit Index is incorporated herein by reference.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dekania Corp.

Date: April 30, 2007	By:	/s/ Thomas H. Friedberg
Thomas H. Friedberg
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release